EXHIBIT 99.1

INDUSTRIAL MINERALS INC. Suite 201, 290 Picton Avenue Ottawa, Ontario K1Z 8P8

Industrial Minerals Clarifies Certain Technical Disclosure

Ottawa, Canada - (Market Wire) – October 1, 2010 – As a result of a review by the British Columbia Securities Commission, Industrial Minerals, Inc. (“IDSM” or the “Company”) (OTCBB: IDSM) is issuing the following press release clarifying certain of the Company’s historical technical disclosure with respect to the Bissett Creek graphite project located in Northern Ontario (the “Bissett Creek Project”).

In 2007, the Company retained Geostat Systems International Inc. (now SGS Canada Inc.), a qualified independent consultant, to prepare a technical report, including a preliminary assessment (the “2007 Technical Report”), on the Bissett Creek Project in compliance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”).  A draft of the 2007 Technical Report was completed in November 2007 and the Company issued certain press releases that summarized or referred to information from the 2007 Technical Report, including with respect to a mineral resource estimate and a preliminary assessment on the Bissett Creek Project.  Due to financial difficulties experienced by the Company, the 2007 Technical Report was not filed with applicable Canadian securities regulatory authorities as required by NI 43-101, and the Company erroneously disclosed that the 2007 Technical Report had been filed.

In some subsequent press releases and on its website, the Company also made certain statements which are not consistent with the requirements of NI 43-101 including:

(1)	adding inferred resources to other categories;
(2)	not including the tonnes and grade of mineral resources;
(3)	not including other information and assumptions relevant to how the resource estimate was made such as cut-off grades;
(4)	not stating that the Company had not completed a feasibility study necessary to determine the economic viability of the Bissett Creek Project;
(5)	not clearly identifying that the 2007 Technical Report recommended further exploration, a pilot plant and a feasibility study, not immediate production;
(6)	not stating the additional risks and uncertainties relating to putting a project into production using inferred resources and without completing a feasibility study and establishing mineral reserves;
(7)	not stating capital and other costs associated with development and production from the Bissett Creek Project;
(8)	not clarifying the status of permitting and other regulatory requirements prior to production; and
(9)	not naming the qualified person responsible for disclosure.

Accordingly, some of the Company’s historical technical disclosure with respect to the Bissett Creek Project has not been in accordance with the requirements of NI 43-101 and undue reliance should not be placed on the Company’s historical technical disclosure.

As a result of these technical disclosure issues, the British Columbia Securities Commission, which designated the Company as a reporting issuer in British Columbia on September 15, 2008 under BC Instrument 51-509 Issuers Quoted in the U.S. Over-the-Counter Markets, issued a cease trade order against the Company on August 18, 2009.  As the cease trade order has been in effect for longer than 90 days the Company is considered a dormant issuer in British Columbia.

INDUSTRIAL MINERALS INC. Suite 201, 290 Picton Avenue Ottawa, Ontario K1Z 8P8

A NI 43-101 compliant technical report on the Bissett Creek Property has recently been completed.  The report, dated July 16, 2010 and prepared by Gilbert Rousseau, P.Eng. and Claude Duplessis, P.Eng. of SGS Canada Inc., has been filed in Canada on SEDAR under the profiles for both the Company and its subsidiary Northern Graphite Corporation and is available for review at www.sedar.com.

For additional information, please contact:
Gregory Bowes, CEO                                                      (613) 241-9959

NO REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THE CONTENTS OF THIS PRESS RELEASE

Safe Harbor Statement: All statements contained herein, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company’s behalf that are not statements of historical fact, constitute “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in the Company’s Annual Report on Form 10-K for 2009 as filed with the Securities and Exchange Commission. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.